Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Exagen Inc.
Vista, California
We hereby consent to the incorporation by reference in the Registration Statement Form S-3 (No. 333-250015) and Form S-8 (Nos. 333-233878 and 333-256014) of Exagen Inc. of our report dated March 22, 2022, relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

San Diego, California
March 22, 2022